SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, D.C. 20549

FORM 8-K
CURRENT REPORT
Pursuant to Section 13 or 15(d) of the
Securities Exchange Act of 1934

Date of report (Date of earliest event reported): September 20, 2011

SELECTICA, INC.
(Exact name of Company as specified in Charter)

Delaware (State or other jurisdiction of incorporation or organization)	000-29637 (Commission File No.)	77-0432030 (IRS Employee Identification No.)

1740 Technology Drive, Suite 460
San Jose, California 95110
(Address of Principal Executive Offices)

(408) 570-9700
(Issuer Telephone number)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the Company under any of the following provisions (see General Instruction A.2 below).

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b)).

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13(e)-4(c))

Item 1.01.	Entry into a Material Definitive Agreement.

On September 20, 2011, Selectica, Inc. (the “Company”) and Versata Software, Inc., Trilogy, Inc. and certain of their affiliates (collectively, “Versata”) entered into a Comprehensive Settlement Agreement (the “Settlement Agreement”) providing for both the settlement of existing claims as well as the restriction of future claims between the parties.  Versata previously held over 3% of the Company’s common stock immediately prior to the Settlement Agreement and had been litigating case CA No. 5976-VCN with the Company in the Court of Chancery in the State of Delaware.  The Settlement Agreement provides for, among other things, the (i) dismissal of their respective claims and counterclaims in the case CA No. 5976-VCN with the Court of Chancery in the State of Delaware, with prejudice, (ii) the repayment by the Company of all outstanding amounts payable to Versata under the previous Settlement, Release and License Agreement dated October 5, 2007 (the “2007 Settlement Agreement”) entered into between the Company and Versata, (iii) the purchase by the Company of all shares of Company common stock held by Versata and related standstill requirement whereby Versata would not be able to purchase any further shares of Company common stock for a 25 year period, (iv) a mutual general release of claims releasing any and all claims that they (or any of their affiliates) may have against the other occurring before the date of the settlement, a mutual covenant not to sue restricting future claims against each other and non-solicit provisions restricting the solicitation of each parties’ employees, (v) mutual cross licensing provisions providing for the license of Company patents to Versata and the license of Versata patents to the Company, (vi) the entry into a consulting agreement between the Company and one of Versata’s affiliated entities whereby the Company could utilize certain services of such entity and (vii) certain requirements for bringing future claims against each other designed to discourage further disputes.

Pursuant to the Settlement Agreement, the Company has paid to Versata the following payments: (i) approximately $4.5 million for the repayment of all outstanding amounts payable under the 2007 Settlement Agreement, (ii) approximately $472,000 for the repurchase of the Company common stock held by Versata and (iii) $500,000 as a pre-payment for the consulting services to be provided by Versata’s affiliated entity, with an additional $500,000 payable within five business days after the one year anniversary of the Settlement Agreement.

The description of the Settlement Agreement is not complete and is qualified in its entirety by the actual terms of the Settlement Agreement and related exhibits, copies of which are attached to this report as Exhibit 10.1.
A copy of the press release is attached hereto as Exhibit 99.1.

Item 2.03.	Creation of a Direct Financial Obligation or an Obligation under an Off-Balance Sheet Arrangement of a Registrant.

(a)           Reference is made to the additional $500,000 amount in fees payable as consulting fees within five business days after the one year anniversary of the Settlement Agreement.

Item 9.01.	Financial Statements and Exhibits.

(d)           Exhibits

Exhibit No.	Description
10.1	Comprehensive Settlement Agreement by and between the Company and Versata dated September 20, 2011.
99.1	Press Release of Selectica, Inc., dated September 21, 2011.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the Company has duly caused this Current Report to be signed on its behalf by the undersigned hereunto duly authorized.

Dated: September 21, 2011
SELECTICA, INC.

By:	/s/ Todd Spartz
Todd Spartz
Chief Financial Officer

EXHIBIT INDEX

Exhibit No.	Description
10.1	Comprehensive Settlement Agreement by and between the Company and Versata dated September 20, 2011.
99.1	Press Release of Selectica, Inc., dated September 21, 2011.